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                                                                    EXHIBIT 99.2

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT (this "Agreement"), dated as of June 5, 2003, by and among Brookwood New World Co., LLC, for itself as the managing member (the "Manager"), and as attorney-in-fact for the non-managing members (the "Non-Managing Members"), of Brookwood New World Investors, LLC ("BNWI," and together with the Manager and the Non-Managing Members, the "Sellers"), and BNWI, and Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd. (collectively, the "Purchasers").

                                   WITNESSETH:

         WHEREAS, on the date hereof, BNWI owns (i) an aggregate of 12,497.022 shares of the Series F Preferred Stock (including payment-in-kind dividends accrued on such shares), par value $0.001 per share (the "Series F Preferred Stock"), of New World Restaurant Group, Inc., a Delaware corporation (the "Company"), (ii) an aggregate of 4,995,325 shares of the common stock, par value $0.001 per share ("Common Stock"), of the Company, (iii) warrants to acquire an aggregate of 1,212,242 shares of Common Stock of the Company (the "Warrants" and, collectively with the shares of Series F Preferred Stock and Common Stock, the "Securities"), and (iv) the rights (the "Exchange Rights") to receive Securities or any securities convertible into or exercisable for Securities, including, without limitation, the right to receive warrants to purchase Common Stock pursuant to Section 2 of that certain Exchange Agreement dated January 18, 2001 by and among the Company, BET Associates, L.P. and BNWI, as amended on June 19, 2001 and as of June 3, 2003 (as amended, the "Exchange Agreement"); and

         WHEREAS, the Sellers desire to sell and transfer to the Purchasers all of the membership interests in BNWI (the "Membership Interests"), and BNWI's beneficial ownership of the Securities and the Exchange Rights and the Purchasers desire to purchase from Sellers the Membership Interests and BNWI's beneficial ownership of the Securities and the Exchange Rights all as more specifically provided herein; and

         WHEREAS, the Sellers desire to grant to the Purchasers an irrevocable proxy to vote the Securities.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I
    Purchase and Sale of Membership Interests, Exchange Rights and Securities

         1.1 Purchase and Sale of Membership Interests, Exchange Rights and Securities. (a) Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein, at the Closing the Sellers shall sell, assign, transfer, convey and deliver the Membership Interests and BNWI's beneficial ownership of the Securities and the Exchange Rights to the Purchasers, and the Purchasers shall purchase the Membership Interests and BNWI's beneficial ownership of the Securities and the Exchange Rights from the Sellers for an aggregate cash purchase price of $8,300,000 (the "Purchase Price"). The Purchase Price shall be allocated among the Purchasers



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and the Securities as set forth in Schedule 1.1 attached hereto. At the Closing, the Purchasers shall pay the Purchase Price by wire transfer of immediately available funds to an account or accounts previously specified by the Manager.

         (b) The closing of the purchase and sale of the Membership Interests and BNWI's beneficial ownership of the Securities and the Exchange Rights (the "Closing") shall occur on or prior to 1:00 p.m. New York City time on June 6, 2003. The date of the Closing is hereinafter referred to as the "Closing Date."

         1.2 Transactions to be Effected at Closing.

                  At the Closing:

                  (a) The Sellers shall surrender to the Purchasers the certificate or certificates in their possession representing the Series F Preferred Stock and Common Stock owned by the Sellers.

                  (b) The Sellers shall surrender to the Purchasers or, at the Purchasers' direction, the Company, the Warrants in their possession.

                  (c) The Sellers shall surrender to the Purchasers such evidence of the transfer of the Membership Interests as the Purchasers shall reasonably request (it being understood that the Membership Interests are uncertificated).

                  (d) The Sellers shall provide a notice to the Purchasers for delivery to the Company in form and substance reasonably satisfactory to the Purchasers including (i) notice of the transactions contemplated hereby, (ii) the items contained in Section 2.3, and (iii) instructions to deliver any certificate or certificates representing the Series F Preferred Stock and Common Stock or Warrants owned by the Sellers not in the Sellers' possession to the Purchasers.

                  (e) The Purchasers shall deliver the Purchase Price to the Sellers in accordance with Section 1.1.

                  (f) Each of the parties shall execute and deliver to the other parties hereto such other documents or instruments as any party hereto reasonably requests to effect the transactions contemplated hereby.

                                   ARTICLE II
                                Irrevocable Proxy

                  2.1 Grant of Proxy. In consideration for the execution of this Agreement, the agreement of the Purchasers to purchase the Membership Interests and beneficial ownership of the Securities and the Exchange Rights, and other good, valuable and binding consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Sellers and the Manager on behalf of BNWI, the Sellers, as of the execution of this Agreement and subject to the last sentence of this Section 2.1, hereby irrevocably constitute and appoint the Purchasers as BNWI's sole and exclusive and true and lawful proxy, agent and attorney-in-fact with full power of substitution and resubstitution to vote (or give written consent with respect to) all of the Securities and any other securities hereafter acquired by BNWI, on any and all matters which


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may be presented for the vote (or consent) of the stockholders of the Company or the holders of such Securities or after acquired securities and to exercise all of the Sellers' rights to call meetings of the stockholders of the Company to consider any issues that may properly be brought before such meetings as if the undersigned were personally present at any such meeting and voting such Securities or personally acting on any matter submitted to BNWI for approval or consent. Notwithstanding the foregoing, the provisions of this Section 2.1 shall terminate and have no further force or effect if the Closing does not occur on or prior to Friday, June 6, 2003.

                  2.2 Acknowledgement. The Sellers acknowledge and agree that this proxy is irrevocable and is coupled with an interest, and shall expire upon the Closing Date in the event that the Closing does not occur.

                  2.3 Information Rights. BNWI shall instruct the Company to provide all materials which the Company would have otherwise provided to BNWI as a stockholder of the Company pursuant to the by-laws of the Company in connection with the vote of the stockholders of the Company, to the Purchasers at the address specified by Purchasers in writing to the Company. In any event, should any Seller receive any such materials it shall immediately forward such materials via courier to the Purchasers.

                                   ARTICLE III
              Representations and Warranties Regarding the Sellers

         The Sellers hereby, jointly and severally, represent and warrant to the Purchasers as follows on the date hereof or on the Closing Date:

         3.1 Authorization. Subject to the consent of a majority in interests of the Non-Managing Members (which will be obtained on or before the Closing Date), the Sellers have the power and authority to execute, deliver and perform this Agreement and to sell and deliver the Membership Interests and beneficial ownership of the Securities and the Exchange Rights as contemplated hereby, all of which, as of the Closing Date, shall have been duly authorized by all requisite limited liability company action. This Agreement has been duly authorized, executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3.2 No Consents. Except for notice to the Company (which shall be delivered to the Company on the Closing Date), no notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof (each, a "Person") is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Sellers.

         3.3 No Voting of Securities. The Sellers have not consented to or voted in favor of or against the Company's issuance of any debt security other than with respect to debt outstanding on the date hereof, including specifically the issuance of the high-yield notes that are currently


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the subject of a Rule 144A offering (the "Notes"), and BNWI still has full rights to vote on or consent to any such issuance.

         3.4 Ownership of the Membership Interests, Securities and Exchange Rights. The Manager and the Non-Managing Members own the Membership Interests and BNWI owns the Securities and the Exchange Rights beneficially and of record, free and clear of any lien, encumbrance, Order (as defined herein), security interest, Contract (as defined herein), easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (collectively, "Encumbrances"), other than those arising under applicable federal and state securities laws and the transfer restrictions relating to the Securities contained in the Exchange Agreement and the restrictions relating to the Securities contained in the Stockholders' Agreement (the "Stockholders' Agreement") and the restrictions relating to the Securities contained in the Registration Rights Agreement (the "Registration Rights Agreement"), in each case among the Company and certain stockholders of the Company. As of the date hereof and as of the Closing Date, BNWI does not own any shares of Series F Preferred Stock, Common Stock or any warrants other than the Securities, nor does BNWI have any other rights to acquire any warrants or shares of Series F Preferred Stock or Common Stock other than the Securities and the Exchange Rights or pursuant to the preemptive rights provisions of the Stockholders' Agreement. There are no agreements (i) granting any option, warrant or right of first refusal with respect to the Membership Interests, the Securities or the Exchange Rights to any Person, (ii) restricting the right of the Sellers to sell the Membership Interests and BNWI's beneficial ownership of the Securities or the Exchange Rights to the Purchasers or (iii) restricting any other right of the Sellers with respect to the Membership Interests, the Securities or the Exchange Rights other than the restrictions on voting the Securities contained in the Stockholders' Agreement, the restrictions relating to the Securities contained in the Registration Rights Agreement and the restrictions on transfer relating to the Securities contained in the Exchange Agreement. Subject to compliance with the requirements of the Securities Act of 1933, as amended (the "Act"), the Sellers have the absolute and unrestricted right, power and capacity to sell, assign and transfer the Membership Interests and BNWI's beneficial ownership of the Securities and the Exchange Rights to the Purchasers free and clear of any Encumbrances (except for Encumbrances arising under applicable federal and state securities laws). Upon delivery of the Membership Interests to the Purchasers in exchange for the Purchase Price, the Purchasers will acquire good and valid title to the Membership Interests, and BNWI's beneficial ownership of the Securities and the Exchange Rights, free and clear of any Encumbrances created by the Sellers and except for the transfer restrictions relating to the Securities contained in the Exchange Agreement and the restrictions relating to the Securities contained in the Stockholders' Agreement and the restrictions relating to the Securities contained in the Registration Rights Agreement; provided, however, that with respect to any Securities that have not been certificated and delivered to the Sellers, the Purchasers shall acquire beneficial ownership of such Securities upon issuance and delivery of the applicable certificates and the Sellers acknowledge and agree that they shall take such actions as may be necessary or appropriate to effect the delivery of such certificates as contemplated by
Section 5.1.

         3.5 Non-Interference. Each of the Sellers hereby covenants and agrees that it shall not (i) offer to transfer (which term shall include, without limitation, any sale, tender, gift, pledge, assignment or other disposition), transfer, or consent to any transfer of, any or all of the Membership Interests, or any Securities or any Exchange Rights, or any interest therein owned


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by BNWI, (ii) enter into any contract, agreement, arrangement, Commitment (as defined herein), letter of intent, memorandum of understanding, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral (each, a "Contract"), option or other agreement or understanding with respect to any transfer by the Sellers of any or all of the Membership Interests or by BNWI of the Securities or the Exchange Rights or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Membership Interests, the Securities or the Exchange Rights, (iv) deposit the Membership Interests, the Securities or the Exchange Rights into a voting trust or enter into a voting agreement or arrangement with respect to the Membership Interests, the Securities or the Exchange Rights, or (v) take any other action that would make any term contained herein untrue or incorrect or in any way restrict, limit or interfere with the performance of the Sellers' obligations hereunder.

         3.6 Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Sellers in connection with this Agreement or any of the transactions contemplated hereby.

         3.7 Entity Status. BNWI is a limited liability company duly created, formed or organized, validly existing, and in good standing under the laws of the State of Delaware. BNWI is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required. The Sellers have delivered to the Purchasers correct and complete copies of BNWI's certificate of formation and limited liability company agreement (the "Organizational Documents"), as amended to date. BNWI is not in
(a) any breach, inaccuracy, failure to perform, failure to comply, conflict with, failure to notify, default, or violation or (b) any other act, omission, event, occurrence or condition the existence of which would (i) permit any Person to accelerate any obligation or terminate, cancel, or modify any right or obligation or (ii) require the payment of money or other consideration (each, a "Breach") of any provision of its Organizational Documents. There is no pending or, to the knowledge of the Sellers, threatened (orally or in writing) Action (as defined herein) (or past or current fact, situation, circumstance, status, condition, activity, practice or plan (collectively, a "Basis") therefor) for the dissolution, liquidation, insolvency, or rehabilitation of BNWI.

         3.8 Assets and Liabilities. As of the Closing Date, except for this Agreement and the transactions contemplated hereby or otherwise based upon or relating to the foregoing, BNWI will have (i) no assets other than the Securities and the Exchange Rights and (ii) no liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due (collectively, "Liabilities") other than the obligation of the Manager under the LLC Agreement to distribute proceeds from the sale of the Membership Interests to the Manager or the Non-Managing Members (and, except for this Agreement and the transactions contemplated hereby, there is no Basis for any present or future action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding (each, an "Action") or order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any governmental body, arbitrator, or mediator (each, an "Order") against BNWI giving rise to any Liability).


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         3.9 No Violation. The execution and the delivery of this Agreement by the Sellers and the performance of its obligations hereunder, and consummation of the transactions contemplated hereby will not (a) Breach any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any governmental body, each as amended and now and hereinafter in effect (each, a "Law") or Order to which the Sellers are subject or any provision of the Organizational Documents of BNWI; provided, however, that the Sellers make no representations with respect to any Action or violation of Law arising out of or relating to the sale to the Purchasers or the ownership by the Purchasers of the Securities or the Exchange Rights; (b) Breach any Contract, Order, or any permit, license, certificate, approval, consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorization required by any Law, governmental body, or Contract (each, a "Permit") to which any Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets); (c) trigger any rights of first refusal, preferential purchase, or similar rights; or (d) cause the recognition of gain or loss for tax purposes by BNWI or subject BNWI or its assets to any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not ("Tax").

                  3.10 Capitalization. All of the issued and outstanding Membership Interests: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state and federal securities laws, (c) were not issued in Breach of any (i) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other similar Contracts that could require BNWI to issue any of its Membership Interests; (ii) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for Membership Interests; (iii) statutory pre-emptive rights or pre-emptive rights; and (iv) stock appreciation rights, phantom stock, profit participation, or other similar rights (collectively, "Commitments"), and
(d) are held of record and owned beneficially by the Non-Managing Members and the Manager. There are no Contracts with respect to the voting or transfer of the Membership Interests. The Company is not obligated to redeem or otherwise acquire any of its outstanding Membership Interests.

                  3.11 Legal Compliance. BNWI has complied with all applicable Laws, and no Action is pending or, to the knowledge of the Sellers, threatened (orally or in writing) (and there is no Basis therefor) against it alleging any failure to so comply. No material expenditures are, or based on applicable Law, will be required of BNWI for it to remain in compliance with applicable Law based on current operations; provided, however, that the Sellers make no representations with respect to any Action or violation of Law arising out of or relating to the sale to the Purchasers or the ownership by the Purchasers of the Securities or the Exchange Rights.

                  3.12 Litigation. BNWI (a) is not subject to any outstanding Order or (b) is not a party, the subject of, or is, to the knowledge of the Sellers, threatened (orally or in writing) to be made


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a party to or the subject of any Action, except for statements made by counsel to the Company that have been disclosed to the Purchasers.

         3.13 No Director Action. Neither the Indemnified Person (as defined herein), in her capacity as a director of the Company, nor the board of directors of the Company (the "Board") has taken any action or voted for or against anything in relation to, in connection with or otherwise arising out of, this Agreement or the consummation of the transactions contemplated hereby other than the action taken at the telephonic meeting of the Board on June 2, 2003 and reconvened on June 3, 2003 to approve that certain Amendment No. 2 to the Exchange Agreement, dated as of June 3, 2003.

         3.14 Accuracy of Information Furnished. No representation, statement, or information contained in this Agreement or any Contract or document executed in connection herewith or delivered pursuant hereto or thereto or made available or furnished to the Purchasers or their representatives by any Seller contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the information contained therein not misleading.

                                   ARTICLE IV
             Representations and Warranties Regarding the Purchaser

         The Purchasers, jointly and severally, hereby represent and warrant to the Sellers as follows on the date hereof or on the Closing Date:

         4.1 Authorization. The Purchasers have the power and authority to execute and deliver this Agreement and to perform their obligations hereunder, all of which have been duly authorized by all requisite corporate or partnership action. This Agreement has been duly authorized, executed and delivered by the Purchasers and constitutes a valid and binding agreement of the Purchasers, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.2 Access to Information. The Purchasers have received all information regarding the Company and BNWI that they deem necessary or advisable to evaluate the risks and merits of an investment in the Membership Interests. In addition, the Purchasers have had an opportunity to ask questions of and receive answers from representatives of the Company concerning the business of the Company, its condition and prospects (financial and other) and the terms and conditions of the sale of the Membership Interests as contemplated hereby. In determining to purchase the Membership Interests, the Purchasers have not relied upon any information provided by the Sellers concerning the Company.

         4.3 Accredited Investor. The Purchasers are "Accredited Investors" as such term is defined in Rule 501 of the rules and regulations of the Securities and Exchange Commission promulgated under the Act.

         4.4 Investment Decision.

                  (a) The Purchasers are acquiring the Membership Interests for their own account for investment only and not for or with a view to resale or distribution of the


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Membership Interests in violation of the Act. The Purchasers have not entered into any Contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such person or anyone else the Membership Interests in violation of the Act and the Purchasers have no present plans or intentions to enter into any such Contract, undertaking, agreement or arrangement.

                  (b) The Purchasers have the financial ability to bear the economic risk of losing their entire investment in the Membership Interests, are prepared to bear the economic risk of its investment and can afford to sustain a complete loss of its investment therein.

                  (c) The Purchasers have substantial experience in making investment decisions of this type and, therefore, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Membership Interests.

                  (d) The Purchasers understand that the Membership Interests constitute restricted securities within the meaning of Rule 144 promulgated under the Act, and that none of the Securities, or any interest therein, may be sold except pursuant to an effective registration statement under the Act or in a transaction exempt from registration under the Act, and understand the meaning and effect of such restriction. The Purchasers acknowledge that the certificates representing the Securities contain, and the certificates representing any shares of Common Stock issued upon the exercise of the Warrants (the "Warrant Shares") will contain, contain a legend summarizing the restrictions on transfer of the Securities and the Warrant Shares.

                  (e) The Purchasers have considered and, to the extent they believed such discussion was necessary, discussed with their professional legal, tax and financial advisers the suitability of an investment in the Membership Interests for the Purchasers' particular tax and financial situation and the Purchasers have determined that the Securities are a suitable investment for them.

         4.5 Financial Resources. The Purchasers have, or have the absolute and unconditional right to obtain prior to the Closing, sufficient financial resources to enable it to consummate the transactions contemplated hereby.

         4.6 Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchasers in connection with this Agreement or any of the transactions contemplated hereby.

                                    ARTICLE V
                                    Covenants

         5.1 Further Assurances. From and after the Closing, each of the parties hereto shall execute and deliver such other documents, certificates, agreements or instruments and shall take or cause to be taken such other actions as may be necessary or appropriate to effect the sale and transfer of the Membership Interests and BNWI's beneficial ownership of the Securities and the Exchange Rights to the Purchasers as contemplated hereby.


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         5.2 Taxes. The Manager shall cause BNWI to file Tax returns covering that portion of 2003 elapsed prior to the Closing Date, and the Sellers shall be responsible for all Taxes due in connection therewith. The Purchasers shall be responsible for the filing of all Tax returns required to be filed, and all Taxes required to be paid, with respect to all periods on or after the Closing Date.

         5.3 Indemnification. The Purchasers, jointly and severally, shall, to the extent not paid by the Company's directors and officers insurance, errors and omissions insurance or other insurance or another indemnification or contribution mechanism of the Company including, without limitation, finite risk programs, trusts, self-insurance, indemnification or contribution agreements, or indemnification or contribution provisions in the Company's organizational documents or other Contracts (but only to the extent that the provider of such payment has in writing agreed to indemnify the Indemnified Person (as hereinafter defined) and advance expenses in connection with any Losses (as hereinafter defined)), indemnify, defend and hold harmless Eve Trkla (the "Indemnified Person"), in her capacity as a director of the Company, from and against any and all damages, claims, costs, losses, liabilities, expenses or obligations, including taxes, interest, penalties, fines, costs of compliance with injunctive or other non-monetary relief, court costs and reasonable attorneys' and accountants' fees and expenses incurred or suffered by the Indemnified Person ("Losses") in connection with or otherwise arising out of this Agreement and the consummation of the transactions contemplated hereby.

         5.4 Release. (a) Each of the Purchasers, on behalf of itself, its subsidiaries, parent entities, affiliates, officers, directors, employees, partners, stockholders and members, and the officers, directors, employees, partners, stockholders and members of each of the foregoing (together the "Purchaser Releasing Parties"), hereby waives, discharges, and releases each of the Sellers and each of their respective subsidiaries, parent entities, affiliates, officers, directors, employees, partners, stockholders and members (together the "Seller Released Parties") from any and all claims, losses, damages, charges, actions, suits, proceedings, deficiencies, taxes, interests, costs or expenses (including, but not limited to, court costs and reasonable attorney fees), known or unknown, whether now or hereafter existing (collectively, "Claims"), arising from any matter whatsoever relating in any way to the Company, including, but not limited to, any Seller Released Party's capacity as a stockholder, director, consultant or officer, whether formal or informal, paid or unpaid, de facto or otherwise, that any or all of the Purchaser Releasing Parties has or might have against any of the Seller Released Parties based in any way on facts or circumstances that existed on or before the date of this Agreement other than Claims based on a Breach of any representation, warranty, obligation or covenant contained in this Agreement (together, all such claims are referred to as the "Purchaser Released Claims"). Each of the Purchasers, on behalf of itself and the other Purchaser Releasing Parties, expressly covenants that it will not commence any action or suit, or prosecute any pending suit, in law or equity, against any of the Seller Released Parties in whole or in part involving any Purchaser Released Claims.

                  (b) Each of the Sellers, on behalf of itself, its subsidiaries, parent entities, affiliates, officers, directors, employees, partners, stockholders and members, and the officers, directors, employees, partners, stockholders and members of each of the foregoing (together the "Seller Releasing Parties"), hereby waives, discharges, and releases each of the Purchasers and each of their respective subsidiaries, parent entities, affiliates, officers, directors, employees, partners, stockholders and members (together the "Purchaser Released Parties") from any and all

Claims arising from any matter whatsoever relating in any way to the Company, including, but not limited to, any Purchaser Released Party's capacity as a stockholder, director, consultant or officer, whether formal or informal, paid or unpaid, de facto or otherwise, that any or all of the Seller Releasing Parties has or might have against any of the Purchaser Released Parties based in any way on facts or circumstances that existed on or before the date of this Agreement other than Claims based on a Breach of any representation, warranty, obligation or covenant contained in this Agreement (together, all such claims are referred to as the "Seller Released Claims"). Each of the Sellers, on behalf of itself and the other Seller Releasing Parties, expressly covenants that it will not commence any action or suit, or prosecute any pending suit, in law or equity, against any of the Purchaser Released Parties in whole or in part involving any Seller Released Claims.

                                   ARTICLE VI
                         Survival, Amendment and Waiver

         6.1 Survival. The representations, warranties and covenants contained in this Agreement or any certificate delivered in connection herewith shall survive the sale of the Securities, the Membership Interests and the Exchange Rights as contemplated hereby.

         6.2 Amendments. This Agreement (including the provisions of this
Section 6.2) may not be amended or modified except by an instrument in writing signed on behalf of all of the parties hereto affected by such amendment or modification.

         6.3 Extension; Waiver. The parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party's obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE VII
                                  Miscellaneous

         7.1 Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Sellers:                  c/o Brookwood Financial Partners, L.P.
                                    50 Dunham Road
                                    Beverly, MA 10915
                                    Fax:  (978) 927-0499
                                    Attention:  Thomas N. Trkla

If to the Purchasers:               c/o Greenlight Capital, Inc.
                                    420 Lexington Avenue, Suite 1740
                                    New York, New York  10170
                                    Fax: 212-973-9219
                                    Attention:  David Einhorn

Any party hereto, by notice given to the other parties hereto in accordance with this Section 7.1 may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

         7.2 Expenses. Each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

         7.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, Action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, Action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, Action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, Action or proceeding brought in such courts and irrevocably waives any claim that any such suit, Action or proceeding brought in any such court has been brought in an inconvenient forum.

         7.4 Specific Performance. The Sellers and the Purchasers acknowledge and agree that in the event of any Breach of this Agreement, the Purchasers or the Sellers, as the case may be, would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Sellers and the Purchasers, in addition to any other remedy to which they may be entitled at law or in equity, are entitled to an injunction or injunctions to prevent Breaches of this Agreement and/or to compel specific performance of this Agreement in any Action instituted in any court permitted by the provisions of
Section 7.3 having subject matter jurisdiction.

         7.5 Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

         7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         7.7 Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         7.8 Entire Agreement. This Agreement constitute the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

         7.9 Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

         7.10 Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and
(iii) words importing the singular shall also include the plural, and vice versa.

         7.11 No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     BROOKWOOD NEW WORLD INVESTORS, LLC

                                     By: Brookwood New World Co., LLC, Manager


                                     By:
                                        ---------------------------
                                     Name:  Thomas N. Trkla
                                     Title: Manager


                                     BROOKWOOD NEW WORLD CO., LLC


                                     By:
                                        ---------------------------
                                     Name:  Thomas N. Trkla
                                     Title: Manager


                                     NON-MANAGING MEMBERS OF BROOKWOOD
                                     NEW WORLD INVESTORS, LLC

                                     By: Brookwood New World Co., LLC,
                                         Attorney in Fact


                                     By:
                                        ---------------------------
                                     Name:  Thomas N. Trkla
                                     Title: Manager

                             GREENLIGHT CAPITAL, L.P.
                             By: Greenlight Capital, L.L.C., it general partner

                             By:
                                --------------------------------
                             Name:
                                  ------------------------------
                             Title:
                                   -----------------------------


                             GREENLIGHT CAPITAL QUALIFIED, L.P.
                             By: Greenlight Capital, L.L.C., it general partner


                             By:
                                --------------------------------
                             Name:
                                  ------------------------------
                             Title:
                                   -----------------------------

                             GREENLIGHT CAPITAL OFFSHORE, LTD.
                             By: Greenlight Capital, Inc., it investment advisor


                             By:
                                --------------------------------
                             Name:
                                  ------------------------------
                             Title:
                                   -----------------------------

                                  SCHEDULE 1.1

                            PURCHASE PRICE ALLOCATION


Security Name                          Number of Securities    Price of Securities
-------------                          --------------------    -------------------

Greenlight Capital Qualified, L.P.
         Series F                               4,333.022             2,860,905.24
         Common                                 1,732.225                17,322.25
         Warrants                                 420.442                       --

Greenlight Capital, L.P.
         Series F                                 909.000               599,863.55
         Common                                   363.200                 3,532.00
         Warrants                                  88.100                       --

Greenlight Capital Offshore, Ltd.
         Series F                               7,255.000             4,789,277.97
         Common                                 2,899.900                28,999.00
         Warrants                                 703.700                       --